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                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our reports dated January 27, 1998 included in this Form 10-K into the Company's previously filed registration statements on Form S-8 (File No.'s 333-22035 and 333-17473), Form S-4 (File No.'s 33-60013 and 33-302671) and Form
S-3 (File No. 33-5780).

ARTHUR ANDERSEN LLP
Chicago, Illinois
March 31, 1998